UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 23, 2023

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	46-4116523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2023, Boxlight Corporation, a Nevada corporation (the “Company”), held its 2023 annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders considered five proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 24, 2023 (the “Proxy Statement”). At the Annual Meeting, there were a total of 74,977,702 votes eligible to be cast and there were shares represented a total of 42,777,759 votes present in person or by proxy, representing 57.05% of the votes eligible to be cast. The final voting results for each matter are set forth in more detail below.

1.	Election of Directors.

All of the following seven nominees were elected to the Company’s board of directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successor have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Michael Pope	16,799,835	0	3,737,852	22,240,072
James Mark Elliot	16,185,200	0	4,352,487	22,240,072
Tiffany Kuo	16,041,899	0	4,495,788	22,240,072
Rudolph F. Crew	13,174,285	0	7,363,402	22,240,072
Dale Strang	13,478,354	0	7,059,333	22,240,072
R. Wayne Jackson	13,437,945	0	7,099,742	22,240,072
Charles P. Amos	13,717,761	0	6,819,926	22,240,072

2.	Ratification of the Company’s Independent Auditors.

Stockholders ratified the appointment of FORVIS, LLP as the independent auditors for the fiscal year ending December 31, 2023, in accordance with the voting results below.

For	Against	Abstain	Broker Non-Votes
40,442,520	1,685,904	649,335	-

3.	Advisory Vote on the Company’s Executive Compensation.

Stockholders approved (on an advisory basis) the Company’s executive compensation, in accordance with the voting results below.

For	Against	Abstain	Broker Non-Votes
10,910,300	9,215,267	412,120	22,240,072

4.	Reverse Stock Split.

The reverse stock split in the range of two (2) and not more than ten (10) shares, into one share of Class A common stock at any time prior to July 2, 2023 was approved by a majority of votes cast, but not by a majority of votes outstanding, in accordance with the voting results below.

For	Against	Abstain	Broker Non-Votes
32,308,073	9,942,866	526,820	-

As a result, the Company announced at the Annual Meeting that the reverse stock split has been approved by the Company’s board of directors, pursuant to which the Company will effectuate a reverse stock split of both the authorized and outstanding shares of the Company’s common stock, as allowed pursuant to Nevada Revised Statute Section 78.207. Then, following the Annual Meeting, the Company’s board of directors approved a one-for-eight reverse stock split in order to bring the Company back into compliance with Nasdaq Listing Rules. The Company intends to make an announcement concerning the timing and planned effective date of such reverse stock split in the coming days, after it obtains all requisite regulatory approvals.

5.	Amendment to Increase the Authorized Shares Under the Company’s 2021 Equity Incentive Plan.

Stockholders did not approve the amendment of the Company’s 2021 Equity Incentive Plan to increase the number of shares of Class A common stock available for issuance by 7,500,000 shares, in accordance with the voting results below.

For	Against	Abstain	Broker Non-Votes
6,997,835	13,198,826	341,026	22,240,072

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on July 6, 2022, the Company received notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(2) which requires the Company to maintain a minimum bid price of $1.00 per share (the “Bid Price Requirement”). Since then, the Company has yet to regain compliance with the Bid Price Requirement. As a result, following the Company’s Annual Meeting, held May 23, 2023, the Company’s board of directors approved conducting a 1-for-8 reverse stock split of both the authorized and outstanding and issued common stock (the “Reverse Stock Split”). The Company is now working with Nasdaq Staff and other regulators in preparing to effectuate the Reverse Stock Split and will make further announcements and disclosure once the Reverse Stock Split has been completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2023

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer